UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*
Date of Report (Date of earliest event reported): August 2, 2006
MEDIANEWS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-75156	76-0425553
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1560 Broadway, Suite 2100	80202
Denver, Colorado	(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (303) 563-6360
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
*The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.
     On August 2, 2006, MediaNews Group, Inc. (“the Company”) and Hearst entered into a Stock Purchase Agreement (the “MediaNews/Hearst Agreement”) pursuant to which (i) Hearst agreed to make an equity investment of $299,350,000 (subject to adjustment under certain circumstances) in the Company (such investment will not include any governance or economic rights or interest in the Company’s publications in the San Francisco Bay area) and (ii) the Company has agreed to purchase from Hearst The Monterey County Herald and the Saint Paul Pioneer Press with a portion of the Hearst equity investment in the Company. The equity investment will afford Hearst an equity interest of approximately 30% (subject to adjustment in certain circumstances) in the Company’s publications outside the San Francisco Bay area. Hearst will also be afforded certain approval rights with respect to the Company’s publications outside the San Francisco Bay area. The equity investment by Hearst in the Company is subject to anti-trust clearance. Prior to the equity contribution by Hearst, the Company has agreed to manage The Monterey County Herald and the Saint Paul Pioneer Press during the period of their ownership by Hearst, with the Company retaining all the net cash flows of these newspapers as a management fee. The Company also agreed to purchase The Monterey County Herald and the Saint Paul Pioneer Press from Hearst if for any reason Hearst’s equity investment in the Company is not consummated. The Company would need to obtain additional financing to fund this purchase, if required. The foregoing description of the MediaNews/Hearst Agreement is qualified in its entirety by reference to the full text of such agreement which is attached as Exhibit 99.1 and incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On August 2, 2006, MediaNews Group, Inc. (the “Company”) and The McClatchy Company (“McClatchy”) consummated the closing under the Stock and Asset Purchase Agreement dated as of April 26, 2006, between the Company and McClatchy, pursuant to which California Newspapers Partnership, a 54.23% subsidiary of the Company, purchased the Contra Costa Times and the San Jose Mercury News and related publications and Web sites for $736,800,000.
     On August 2, 2006, The Hearst Corporation (“Hearst”) and McClatchy consummated the closing under the Stock and Asset Purchase Agreement dated as of April 26, 2006, between Hearst and McClatchy, pursuant to which Hearst purchased The Monterey County Herald and the Saint Paul Pioneer Press and related publications and Web sites for $263,200,000.
     The financial statements required by Item 9.01 of Form 8-K in respect of the acquisition will be filed within 71 calendar days of the date that this Report must be filed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
     On August 2, 2006, MediaNews Group, Inc. (“MediaNews” or the “Company”) entered into an amendment to its December 30, 2003 bank credit facility (the “amended facility”), by and among MediaNews Group, Inc., the guarantors party thereto, the lenders named therein and Bank of America, N.A., as administrative agent. Prior to the amendment, the facility provided for borrowings of up to $597.3 million, consisting of a $350.0 million revolving credit facility, a $100 million term loan “A” facility and a $147.3 million term loan “B” facility. The amended facility was entered into in order to create a new $350 million term loan “C” facility and to authorize the Company to purchase the Contra Costa Times, San Jose Mercury News, The Monterey County Herald and the Saint Paul Pioneer Press. On August 1, 2006, total borrowings were $131.9 million under the revolving credit facility, $100 million under the term loan “A” facility and $145.8 million under the term loan “B” facility.
     The amended facility maintains the $350.0 million revolving credit facility, the $100.0 million term loan “A”, the $147.3 million term loan “B” facility, and provides for the $350 million term loan “C” facility, which was borrowed on August 2, 2006 and used to pay our portion of the purchase price for the Contra Costa Times and the San Jose Mercury News. The loans under the amended facility bear interest at rates based upon, at the Company’s option, Eurodollar or base rates, plus a borrowing margin based on the Company’s leverage ratio. The Eurodollar and base rate borrowing margins on term loan “A” are based on the pricing grid used for the revolving credit facility. Under the terms of the revolving credit facility, Eurodollar borrowing margins vary from 0.75% to 1.25% and the base rate borrowing margin is 0%. The revolving credit facility reduces to $250 million on December 30, 2008. Borrowings under the revolving facility may be repaid and re-borrowed, subject to usual and customary conditions for facilities of this nature. The revolving credit facility matures on December 30, 2009.
     Term loan “A” requires quarterly principal payments as follows: $5.0 million beginning in March 2008 through December 2008; $7.5 million from March 2009 through December 2009; and $12.5 million from March 2010 through September 2010, with the remaining balance due at maturity on December 30, 2010. Term loan “B” bears interest based upon, at the Company’s option, Eurodollar, plus a borrowing margin of 1.25%, or base rate, plus a borrowing margin of 0.25%. Term loan “B” requires quarterly principal payments as follows: $0.4 million through December 2009; and $35.2 million from March 2010 through September 2010, with the remaining balance due at maturity on December 30, 2010. Term loan “C” bears interest based upon, at the Company’s option, Eurodollar, plus a borrowing margin of 1.75%, or base rate, plus a borrowing margin of .75%. Term loan “C” requires quarterly principal payments as follows: $0.875 million through June 2012; and $82.25 million from June 2012 through March 2013, with the remaining balance due at maturity on August 2, 2013. Amounts repaid under the term loan “A”, “B” and “C” facilities will not be available for re-borrowing.
     The obligations under the amended facility are guaranteed by the Company’s direct and indirect subsidiaries (with certain exceptions) and secured by first priority liens and security interests in all of the capital stock (or other ownership interests) owned by the Company in its direct and indirect subsidiaries (with certain exceptions).

     The amended facility imposes various restrictions on the Company, including limitations on its ability to incur additional debt, grant liens, pay dividends or redeem common stock, make investments, dispose of assets and merge. The amended facility also contains certain financial tests, including a maximum consolidated debt to consolidated operating cash flow ratio, a maximum consolidated senior debt to consolidated operating cash flow ratio and a minimum consolidated operating cash flow to consolidated fixed charges ratio.
     The amended facility contains usual and customary events of default for facilities of this nature (with customary grace periods, as applicable), including in the event of a change of control (as defined).
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
99.1	Stock Purchase Agreement dated as of August 2, 2006, between MediaNews Group, Inc. and The
Hearst Corporation

99.2	Sixth Amendment to Credit Agreement dated as of August 2, 2006, by and among MediaNews Group,
Inc., the guarantors party thereto, the lenders named therein and Bank of America, N.A., as administrative agent

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.
Dated: August 8, 2006	By:	/s/ Ronald A. Mayo
Ronald A. Mayo
Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

EXHIBIT INDEX
Exhibit No. Description

99.1	Stock Purchase Agreement dated as of August 2, 2006, between MediaNews Group, Inc. and The
Hearst Corporation

99.2	Sixth Amendment to Credit Agreement dated as of August 2, 2006, by and among MediaNews Group,
Inc., the guarantors party thereto, the lenders named therein and Bank of America, N.A., as administrative agent